Exhibit 32.2

                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                                 ALPHATRADE.COM
                FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2007
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Katharine Johnston, am the Principal Financial Officer of AlphaTrade.com, a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2007 and filed with the Securities and Exchange Commission ("Annual Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Annual Report fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 19, 2009



                           By:  /s/ Katharine Johnston
                                ------------------------------------------------
                                Katharine Johnston
                                Vice-President, Business Operations and Director





























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